Exhibit 99.1

Zedge Announces Second Quarter Fiscal 2025 Results

Zedge Marketplace active subscribers and subscription revenue increased 22% and 13%, respectively

Zedge Marketplace ARPMAU1 increased 9%

Zedge Premium GTV1 increased 27%

Free cash flow2 of $0.6 million

10% year-over-year revenue decline was mainly related to uncertainty in TikTok’s U.S pre-ban status and its temporary removal from app stores

Announced restructuring activities, including 22% global workforce reduction, which along with other items are anticipated to save approximately

$4 million in annualized costs and increase profits and free cash flow

New York, NY – March 12, 2025: Zedge, Inc. (NYSE AMERICAN: ZDGE), $ZDGE, a leader in digital marketplaces and interactive games that provides content, enables creativity, empowers self-expression and facilitates community, today announced results for its second quarter fiscal 2025, ended January 31, 2025.

Jonathan Reich, Zedge’s CEO, commented:

“This quarter’s 10% year-over-year revenue decline was primarily driven by: the material pullback in TikTok’s U.S. ad spend resulting from its potential ban in the U.S., lower MAU and the ongoing drag from GuruShots on our overall revenue growth and profitability, all of which we are actively addressing.

“Despite these headwinds, we remained focused on areas within our control, especially continuing to optimize our ad inventory and engagement-driven monetization strategies. For example, with Zedge Premium, we saw material growth in revenue from rewarded video, mainly driven by premium offerings such as our pAInt AI image generator and Parallax 3-D wallpapers, which typically has higher CPMs when compared to display advertising. As a result, year-over-year, we achieved 13% growth in subscription revenue, a 9% increase in ARPMAU and a 27% rise in Zedge Premium’s GTV, while generating nearly $600 thousand in free cash flow and buying back 245,000 shares of our stock. Additionally, at the end of the quarter, we announced the first phase of a two-stage strategic restructuring, followed by announcing the second phase in early Q3, which we expect to streamline operations, reduce costs and enhance profitability and free cash flow. Taken together with the final payment of the GuruShots acquisition-related retention bonuses in April, these efforts will start to be reflected in the second half of our fiscal 2025 and total approximately $4 million in savings on an annualized basis.

“Regarding the impact of TikTok’s reduced ad spend, our advertising revenue declined over 14% year-over-year, primarily due to the disruption it caused in the programmatic ad market. Last year, TikTok was a top bidder across our mediation partners’ platforms, driving strong competition and higher CPMs. However, as TikTok started to scale back its digital ad spend, it left a void, diminishing demand and leading to reduced competition and lower CPMs across the industry. This broad shift in market dynamics impacted ad rates beyond our platform, contributing to the overall softness in digital advertising revenue.”

Third Quarter Fiscal 2025 Outlook

“Looking ahead to the remainder of fiscal Q3, we are cautiously optimistic that the challenges of the second quarter were temporary. While there is still risk that TikTok could be banned in the U.S., we are currently seeing a rebound in advertising due to TikTok’s reentry into the market driving competition and higher CPMs, as well as solid performance from a new ad unit that we introduced during the second quarter.

“Of equal importance, the impact of our recent restructuring will begin to be reflected in our results with reduced expenses, improved adjusted EBITDA1 and stronger free cash flow. In parallel, the GuruShots team is optimizing the existing game for revenue growth while also developing a comprehensive plan for GuruShots 2.0.

“As an innovation-driven company, we are continuously developing and testing new features and content for all of our products. During the second half of the year, we expect to continue to introduce new AI creation features in the Zedge Marketplace and Emojipedia. We’ve seen a significant increase in engagement with the features we have already rolled out, and we are focusing our efforts to better retain and engage users, which, when taken together, are expected to drive growth in fiscal 2026 and beyond.

“While we are continually looking to drive long-term growth as a company, we believe our current valuations make us an attractive value stock, with trailing twelve-month free cash flow yield2 above 41%. Given this, we will continue to aggressively repurchase shares, reinforcing our confidence in the long-term value of our business,” concluded Reich.

Second Quarter Highlights (fiscal 2025 versus fiscal 2024)

●	Revenue decreased 10.2% to $7.0 million;

●	GAAP operating loss of ($2.2) million, compared to ($11.9) million;

o	2025 operating loss included non-cash restructuring and asset impairment charges of ($1.3) million;

o	2024 operating loss included non-cash asset write-offs related to GuruShots of ($12.0) million;

●	GAAP net loss and loss per share (EPS) were ($1.7) million and ($0.12) compared to ($9.2) million and ($0.66), respectively;

●	Non-GAAP net loss and EPS were ($0.2) million and ($0.01) compared to Non-GAAP net income and EPS of $0.5 million and $0.04, respectively;

●	Free Cash Flow of $0.6 million;

●	Adjusted EBITDA of ($0.1) million;

●	Zedge Premium’s GTV, increased 26.5% to $0.7 million

●	Repurchased 244,826 shares of Class B Common Stock.

Second Quarter Select Financial Metrics: FY25 versus FY24*

(in $M except for EPS)	Q2 ‘25	Q2 ‘24	Change	1H’25	1H’24	Change
Total Revenue	$7.0	$7.8	-10.2%	$14.2	$14.9	-4.6%
Advertising Revenue	$4.7	$5.5	-14.3%	$9.6	$10.4	-8.2%
Digital Goods and Services Revenue	$0.6	$0.9	-33.0%	$1.3	$1.9	-32.4%
Subscription Revenue	$1.2	$1.1	13.3%	$2.4	$2.1	17.0%
Other Revenue	$0.4	$0.3	53.3%	$0.9	$0.5	83.8%
GAAP Operating Income (Loss)	$(2.2)	$(11.9)	-81.4%	$(2.7)	$(11.6)	-76.9%
Operating Margin	-31.8%	-153.5%		-18.9%	-78.2%
GAAP Net Loss	$(1.7)	$(9.2)	-81.8%	$(2.0)	$(9.2)	-78.2%
GAAP Diluted Loss Per Share	$(0.12)	$(0.66)	-81.8%	$(0.14)	$(0.66)	-78.8%
Non-GAAP Net Income (Loss)	$(0.2)	$0.5	nm	$(0.3)	$1.0	nm
Non- GAAP Diluted Earnings (Loss) Per Share	$(0.01)	$0.04	nm	$(0.02)	$0.07	nm
Cash Flow from Operations	$0.7	$1.6	-54.4%	$1.9	$2.8	-33.2%
Free Cash Flow	$0.6	$1.2	-50.0%	$1.6	$2.0	-19.9%
Adjusted EBITDA	$(0.1)	$1.5	nm	$0.2	$3.1	-93.2%

nm = not measurable/meaningful

*	numbers/percentages are based off of actuals versus the rounded numbers in the table

Select Zedge Marketplace Metrics: FY25 versus FY24*

(in MM except for ARPMAU and where noted)	Q2 '25	Q2 '24	Change
Total Installs - Cumulative	696.3	647.7	7.5%
MAU	24.7	28.7	-14.0%
Well-Developed Markets	5.6	6.2	-9.4%
Emerging Markets	19.1	22.5	-15.3%
Active Subscriptions (in 000s)	791	648	22.0%
ARPMAU	$0.078	$0.072	8.6%
Zedge Premium - Gross Transaction Value (GTV)	$0.68	$0.54	26.5%

*	numbers/percentages are based off of actuals versus the rounded numbers in the table

[1]	We use the following supplemental business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30 days of the relevant period, is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through Zedge Premium. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is useful in evaluating how well we monetize our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold. This is important because it is a source of recurring revenue.

●	Total Installs – Cumulative measures the number of times the Zedge App has been downloaded since inception.

[2]	Throughout this release, Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow (FCF), FCF Yield and Adjusted EBITDA/Margin are non-GAAP financial measures intended to provide useful information that supplement Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial measures at the end of this release for an explanation of Zedge’s formulations of Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures.

Trended Financial Information*

(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q124	Q224	Q324	Q424	Q125	Q225	FY23	FY24	1H FY25
Total Revenue	$7.1	$7.8	$7.7	$7.6	$7.2	$7.0	$27.2	$30.1	$14.2
Advertising Revenue	$4.9	$5.5	$5.5	$5.2	$4.9	$4.7	$18.3	$21.0	$9.6
Digital Goods and Services Revenue	$0.9	$0.9	$0.9	$0.7	$0.6	$0.6	$4.6	$3.5	$1.3
Subscription Revenue	$1.0	$1.1	$1.1	$1.2	$1.2	$1.2	$3.5	$4.3	$2.4
Other Revenue	$0.2	$0.3	$0.2	$0.5	$0.5	$0.4	$0.8	$1.2	$0.9
GAAP Operating Income (Loss)	$0.3	$(11.9)	$(0.1)	$(0.1)	$(0.5)	$(2.2)	$(6.9)	$(11.8)	$(2.7)
GAAP Net Income (Loss)	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(1.7)	$(6.1)	$(9.2)	$(2.0)
GAAP Diluted Earnings (Loss) Per Share	$0.00	$(0.66)	$0.01	$0.00	$(0.02)	$(0.12)	$(0.44)	$(0.65)	$(0.14)
Non GAAP Net Income (Loss)	$0.5	$0.5	$0.5	$0.3	$(0.0)	$(0.2)	$1.9	$1.8	$(0.3)
Non-GAAP Diluted EPS	$0.04	$0.04	$0.03	$0.02	$(0.00)	$(0.01)	$0.13	$0.13	$(0.02)
Cash Flow from Operations	$1.3	$1.6	$2.3	$0.7	$1.2	$0.7	$3.2	$5.9	$1.9
Free Cash Flow	$0.8	$1.2	$2.1	$0.5	$1.0	$0.6	$1.7	$4.7	$1.6
Adjusted EBITDA	$1.5	$1.5	$0.9	$0.8	$0.3	$(0.1)	$5.7	$4.7	$0.2
MAU	28.5	28.7	27.7	26.1	25.0	24.7	nm	nm	nm
Well-developed Markets	6.2	6.2	6.0	5.5	5.5	5.6	nm	nm	nm
Emerging Markets	22.3	22.5	21.7	20.6	19.5	19.1	nm	nm	nm
Active Subscriptions (in 000s)	648	648	654	669	698	791	nm	nm	nm
ARPMAU	$0.063	$0.072	$0.074	$0.079	$0.077	$0.078	nm	nm	nm
Zedge Premium – GTV	$0.42	$0.54	$0.59	$0.60	$0.68	$0.68	$1.54	$2.15	$1.36

nm = not measurable/meaningful

*	numbers may not add due to rounding

Earnings Announcement and Supplemental Information

Management will host an earnings conference call today beginning at 4:30 PM Eastern to discuss its earnings results, outlook, and strategy, which will be followed by Q&A with investors.

Live Call-in Info:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 257316

Webcast: https://www.webcaster4.com/Webcast/Page/2205/52035

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 52035

About Zedge

Zedge empowers tens of millions of consumers and creators each month with its suite of interconnected platforms that enable creativity, self-expression and e-commerce and foster community through fun competitions. Zedge’s ecosystem of product offerings includes the Zedge Marketplace, a freemium marketplace offering mobile phone wallpapers, video wallpapers, ringtones, notification sounds, and pAInt, a generative AI image maker; GuruShots, “The World’s Greatest Photography Game,” a skill-based photo challenge game; and Emojipedia, the #1 trusted source for ‘all things emoji.’ For more information, visit: investor.zedge.net

Follow us on X: @Zedge

Follow us on LinkedIn

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	January 31,	July 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,054	$19,998
Trade accounts receivable	2,990	3,406
Prepaid expenses and other receivables	953	593
Total Current assets	23,997	23,997
Property and equipment, net	1,271	2,306
Intangible assets, net	5,145	5,369
Goodwill	1,760	1,824
Deferred tax assets, net	4,528	4,344
Other assets	391	355
Total assets	$37,092	$38,195
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,444	$1,113
Accrued expenses and other current liabilities	2,994	2,969
Deferred revenues	2,727	2,168
Total Current liabilities	7,165	6,250
Deferred revenues--non-current	1,606	931
Other liabilities	116	118
Total liabilities	8,887	7,299
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at January 31, 2025 and July 31, 2024	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,969 shares issued and 13,447 shares outstanding at January 31, 2025, and 14,866 shares issued and 13,815 outstanding at July 31, 2024	150	149
Additional paid-in capital	49,244	48,263
Accumulated other comprehensive loss	(1,993)	(1,832)
Accumulated deficit	(15,131)	(13,113)
Treasury stock, 1,522 shares at January 31, 2025 and 1,051 shares at July 31, 2024, at cost	(4,070)	(2,576)
Total stockholders’ equity	28,205	30,896
Total liabilities and stockholders’ equity	$37,092	$38,195

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2025	2024	2025	2024
Revenues	$6,979	$7,771	$14,173	$14,852
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	447	458	908	944
Selling, general and administrative	7,126	6,523	13,935	12,022
Depreciation and amortization	317	762	698	1,537
Impairment of intangible assets	-	11,958	-	11,958
Restructuring charges	481	-	481	-
Impairment of capitalized software and technology development costs	827	-	827	-
Loss from operations	(2,219)	(11,930)	(2,676)	(11,609)
Interest and other income, net	171	165	352	246
Net (loss) gain resulting from foreign exchange transactions	(86)	76	(100)	(143)
Loss before income taxes	(2,134)	(11,689)	(2,424)	(11,506)
Benefit from income taxes	(455)	(2,459)	(406)	(2,260)
Net loss	$(1,679)	$(9,230)	$(2,018)	$(9,246)
Other comprehensive (loss) income:
Changes in foreign currency translation adjustment	(132)	250	(161)	(117)
Total other comprehensive (loss) income	(132)	250	(161)	(117)
Total comprehensive loss	$(1,811)	$(8,980)	$(2,179)	$(9,363)
Loss per share attributable to Zedge, Inc. common stockholders:
Basic and diluted	$(0.12)	$(0.66)	$(0.15)	$(0.66)
Weighted-average number of shares used in calculation of loss per share:
Basic and diluted	13,882	14,068	13,872	14,022

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	January 31,
	2025	2024

Operating activities
Net loss	$(2,018)	$(9,246)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	30	28
Amortization of intangible assets	224	1,158
Amortization of capitalized software and technology development costs	444	351
Amortization of deferred financing costs	-	15
Stock-based compensation	982	1,190
Impairment charge of capitalized software and technology development costs	827	-
Impairment charge of intangible assets	-	11,958
Impairment of investment in privately-held company	-	50
Deferred income taxes	(184)	(2,619)
Change in assets and liabilities:
Trade accounts receivable	416	(480)
Prepaid expenses and other current assets	(360)	(106)
Other assets	(39)	15
Trade accounts payable and accrued expenses	322	445
Deferred revenue	1,234	53
Net cash provided by operating activities	1,878	2,812
Investing activities
Capitalized software and technology development costs	(236)	(777)
Purchase of property and equipment	(30)	(23)
Net cash used in investing activities	(266)	(800)
Financing activities
Prepayment of term loan	-	(2,000)
Proceeds from exercise of stock options	-	3
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(1,494)	(13)
Net cash used in financing activities	(1,494)	(2,010)
Effect of exchange rate changes on cash and cash equivalents	(62)	(63)
Net increase (decrese) in cash and cash equivalents	56	(61)
Cash and cash equivalents at beginning of period	19,998	18,125
Cash and cash equivalents at end of period	$20,054	$18,064

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$130	$67
Cash payments made for interest expenses	$-	$65

Use of Non-GAAP Measures

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, Free Cash Flow, FCF yield and non-GAAP net income and EPS (which adjust out stock compensation expense, transaction-related expenses and other non-recurring expenses from GAAP net income and EPS), represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, these are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. Free Cash Flow yield calculated as trailing twelve months (TTM) FCF/Enterprise Value.

Numbers in the following reconciliation tables may not add due to rounding

Reconciliation of Adjusted EBITDA to Net (Loss) Income	Q124	Q224	Q324	Q424	Q125	Q225	FY23	FY24	1H FY25
Net Income (Loss)	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(1.7)	$(6.1)	$(9.2)	$(2.0)
Excluding:
Interest and other income (expense), net	$(0.1)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.3)	$(0.6)	$(0.4)
Provision for (benefit from) income taxes	$0.2	$(2.5)	$(0.1)	$0.2	$0.0	$(0.5)	$(0.5)	$(2.2)	$(0.4)
Depreciation and amortization	$0.8	$0.8	$0.6	$0.3	$0.4	$0.3	$3.3	$2.5	$0.7
EBITDA	$0.9	$(11.1)	$0.4	$0.3	$(0.1)	$(2.0)	$(3.6)	$(9.5)	$(2.1)
Adjustments:
Asset impairments and restructuring charges	$0.0	$12.0	$0.0	$0.0	$0.0	$1.3	$6.8	$12.0	$1.3
Stock-based compensation	$0.5	$0.7	$0.5	$0.5	$0.4	$0.6	$2.5	$2.1	$1.0
Transaction costs related to business combination	$0.2	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0
Adjusted EBITDA	$1.5	$1.5	$0.9	$0.8	$0.3	$(0.1)	$5.7	$4.7	$0.2

*	numbers may not add due to rounding

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income	Q124	Q224	Q324	Q424	Q125	Q225	FY23	FY24	1H FY25
GAAP Net (Loss) Income	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(1.7)	$(6.1)	$(9.2)	$(2.0)
Adjustments:
Asset impairments and restructuring charges	$0.0	$12.0	$0.0	$0.0	$0.0	$1.3	$6.8	$12.0	$1.3
Stock-based compensation	$0.5	$0.7	$0.5	$0.5	$0.4	$0.6	$2.5	$2.1	$1.0
Transaction costs related to business combination	$0.2	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0
Income tax effect on non-GAAP items	$(0.2)	$(2.9)	$(0.1)	$(0.1)	$(0.1)	$(0.4)	$(1.3)	$(3.3)	$(0.5)
Non-GAAP Net Income (Loss)	$0.5	$0.5	$0.5	$0.3	$(0.0)	$(0.2)	$1.9	$1.8	$(0.3)
Non-GAAP basic earnings (loss) per share	$0.04	$0.04	$0.03	$0.02	$(0.00)	$(0.01)	$0.13	$0.13	$(0.02)
Non-GAAP diluted earnings (loss) per share	$0.04	$0.04	$0.03	$0.02	$(0.00)	$(0.01)	$0.13	$0.13	$(0.02)
Weighted average shares used to compute Non-GAAP basic earnings per share	14.0	14.1	14.2	14.1	14.1	13.9	14.1	14.1	14.3
Weighted average shares used to compute Non-GAAP diluted earnings per share	14.0	14.1	14.5	14.5	14.1	13.9	14.1	14.1	14.3

*	numbers may not add due to rounding

Free Cash Flow Calculation	Q124	Q224	Q324	Q424	Q125	Q225	FY23	FY24	1H FY25
Cash Flow from Operations	$1.3	$1.6	$2.3	$0.7	$1.2	$0.7	$3.2	$5.9	$1.9
Capital Expenditures	$0.4	$0.4	$0.2	$0.2	$0.2	$0.1	$1.5	$1.2	$0.3
Free Cash Flow	$0.8	$1.2	$2.1	$0.5	$1.0	$0.6	$1.7	$4.7	$1.6

TTM FCF Yield Calculation (in $M except for FCF yield)
Market Cap - 3/7/25	$30.3
Cash as of 1/31/25	$20.1
Enterprise Value	$10.2

TTM FCF	$4.3

FCF Yield	41.7%